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                                                                   EXHIBIT 10.16

                         EXECUTIVE COMPENSATION PLANS

     The Company has not yet adopted any formal executive compensation plans and the Board is of the opinion that final decisions respecting the adoption and implementation of the Company's executive compensation plans should be deferred pending the appointment of a formal Compensation Committee consisting of two or more members of the Board, each of whom is a "non-employee director" within the meaning of SEC Rule 16b-3(b)(3). The Board's decision to defer the adoption and implementation of executive compensation plans pending the appointment of a Compensation Committee, however, creates an inherent conflict since Article IV, Subsection (a) of the Company's Certificate of Incorporation provides in part that:

   "Notwithstanding the foregoing, and with the sole exception of shares issued pursuant to those of the Corporation's stock option and other employee benefit plans which have been approved by the stockholders entitled or required by law to vote thereon, no shares of Common Stock shall be issued or sold to any officer or director of the Corporation, or any stockholder who directly or indirectly owns more than 10% of the issued and outstanding voting stock of the Corporation, or any affiliate of such a person, without the affirmative vote of a majority in interest of the disinterested stockholders of the Corporation."

     Since a Compensation Committee cannot be appointed until after the Meeting, and the Board believes that the prompt adoption and implementation of appropriate executive compensation plans are essential because achievement of the Company's long-term business objectives will be dependent in large part upon the continued efforts, expertise and abilities of the Company's executive officers, the Board believes that the Stockholders should vote to authorize the Compensation Committee to develop and implement discretionary executive compensation plans that may include equity-based incentive awards. If the Executive Compensation Plan proposal is approved by the stockholders, the executive officers of the Company will be ineligible to participate in the proposed 1997 Incentive Stock Plan discussed above and all of the shares eligible for grant under the 1997 Incentive Stock Plan will be reserved for issuance to non-executive employees. If the Executive Compensation Plan proposal is rejected by the stockholders, the executive officers of the Company will be eligible to participate in the proposed 1997 Incentive Stock Plan and the number of shares eligible for grant to non-executive employees will be reduced proportionally.

     If the Executive Compensation Plan proposal is approved by the stockholders, the Compensation Committee will be granted full power and authority, without additional stockholder approval, to develop and implement one or more Executive Compensation Plans that will authorize the Compensation Committee to grant of incentive equity awards covering a maximum of 1,475,000 shares of Common Stock. It is anticipated that these Executive Compensation Plans will be similar in most substantive respects to the proposed 1997 Incentive Stock Plan discussed above and that the types of incentive awards permitted under the Executive Compensation Plans will include (i) non-qualified stock options, (ii) incentive stock options, (iii) shares of restricted stock,
(iv) shares of phantom stock and (v) stock bonuses. Notwithstanding the generality of the foregoing, and subject to the requirements of the rules and regulations of the SEC and applicable Internal Revenue Service Regulations, the ultimate authority to determine the terms of the Executive Compensation Plans and the conditions applicable to incentive awards thereunder will be vested exclusively in the Compensation Committee.

     In addition, if the Executive Compensation Plan proposal is approved by the stockholders, the Compensation Committee will be granted full power and authority, without additional stockholder approval, to develop and implement one or more Acquisition Bonus Plans that will permit the grant of equity awards covering an indeterminate number of shares of Common Stock in connection with future acquisitions made by the Company. Subject to the requirements of the rules and regulations of the SEC and applicable Internal Revenue Service Regulations, the ultimate authority to determine the terms of such Acquisition Bonus Plans and the conditions applicable thereto will be vested exclusively in the Compensation Committee, provided, that the total value of future equity grants under the Acquisition Bonus Plans may not exceed 5% of the value of future acquisitions made by the Company.

     CONTRACTUAL LIMITATIONS ON OPTION GRANTS. The placement agreement between the Company, Arizona Securities, Inc. and Paradise Valley Securities, Inc. limits the total number of options that may be granted during the two years beginning August 14, 1997 and 1998 to 3% of the total number of shares outstanding on such dates. Therefore, the maximum number of options that may be granted under all of the Company's existing and proposed option plans during the period ended August 15, 1998 will be limited to 854,211 shares, subject to reduction for any other options that the Board may elect to grant during such period.

     STOCKHOLDERS ENTITLED TO VOTE AND VOTE REQUIRED FOR APPROVAL. The affirmative vote of the holders of a majority of all shares of Common Stock represented and voting at the Meeting, in person or by proxy, will be required to authorize the Compensation Committee to develop and implement discretionary executive compensation plans that may include the issuance of equity-based incentive awards. For purposes of determining the number of votes cast with respect to this proposal, only those cast "for" or "against" will be included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.